Exhibit d  (iii) under Form N-1A
                                             Exhibit 10 under Item 601/Reg. S-K


                      INTERIM INVESTMENT ADVISORY CONTRACT


       This Interim Investment Advisory Contract (this "Contract") is made this __ day of ____, 2006, between MDTA LLC, having its principal place of business in Massachusetts (the "Adviser"), and MDT Funds, a Delaware Business Trust (the "Trust"), on behalf of each series of the Trust (each, a "Fund" and collectively, the "Funds") listed in Appendix A hereto, as the same may be amended from time to time.

       WHEREAS the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940 (the "1940 Act"), as amended, and is registered as such with the Securities and Exchange Commission;

       WHEREAS Adviser is engaged in the business of rendering investment advisory and management services;

       WHEREAS, the Adviser, as of the date of this Interim Advisory Agreement, has undergone a "change of control" constituting an "assignment" as those terms are defined in the 1940 Act, which terminated the Investment Management Agreements between the parties dated as of September 12, 2002 and August 24, 2005, respectively (collectively, the "Previous Agreements"), and the Adviser will change its name to "Federated MDTA LLC" promptly after the date hereof; and

       WHEREAS, it is the parties' intention that the Adviser continue to furnish advisory services to the Trust on an interim basis pending shareholder approval of a new Advisory Agreement between the parties as contemplated in Rule 15a-4 promulgated under the 1940 Act. Specifically, it is the intention of the parties that: (1) this Contract constitutes an "interim contract" as that term is defined in Rule 15a-4(a)(2); (2) the duration of this Contract be no greater than 150 days following the date on which the Previous Agreements terminated;
(3) the compensation to be received under this Contract be no greater than the compensation Adviser would have received under the Previous Agreements; (4) the Board of Trustees of the Trust, including a majority of the trustees who are not interested persons of the Trust, shall have voted in person to approve this Contract before the Previous Agreements terminated; (5) the Board of Trustees of the Trust, including a majority of the directors who are not interested persons of the Trust, shall have determined that the scope and quality of services to be provided to the Trust under this Contract will be at least equivalent to the scope and quality of services provided under the Previous Agreements; (6) this Contract provides that the Board of Trustees of the Trust, or a majority of the outstanding voting securities, may terminate the contract at any time, without the payment of any penalty, on not more than 10 calendar days' written notice to the Adviser; (7) this Contract contains the same terms and conditions as the Previous Agreements, with the exception of its effective and termination dates, provisions governed by Rule 15a-4(b)(2)(i), (iv) and (vi), and any other differences in terms and conditions that the Board of Trustees of the Trust, including a majority of the directors who are not interested persons of the Trust, shall have found to be immaterial; (8) this Contract provides that the compensation earned under this Contract will be held in an interest-bearing escrow account with the Trust's custodian or a bank; (9) this Contract provides that, if a majority of outstanding voting securities approve a contract with Adviser by the end of the 150-day duration of this Contract, the amount in escrow (including interest earned) will be paid to the Adviser; (10) this Contract provides that, if a majority of outstanding voting securities do not approve a contract with Adviser by the end of the 150-day duration of this Contract, the Adviser will be paid, out of the escrow account, the lesser of (a) any costs incurred in performing this Contract (plus interest earned on that amount while in escrow), or (b) the total amount in the escrow account (plus interest earned); and (11) the Board of Trustees of the Trust satisfy the fund governance standards defined in Rule 0-1(a)(7) promulgated under the 1940 Act.

       NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

       1. The Trust hereby appoints Adviser as Investment Adviser for each of the portfolios of the Trust which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the direction of the Trustees, Adviser shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

       2. Adviser, in its supervision of the investments of each of the Funds will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statement and exhibits as may be on file with the Securities and Exchange Commission.

       3. The Adviser shall act as investment manager to each of the Funds and shall supervise investments of each Fund on behalf of the Fund in accordance with the investment objectives, policies and restrictions of the Fund as set forth in the Fund's and Trust's governing documents, including, without limitation, the Trust's Agreement and Declaration of Trust and By-Laws; the Trust's prospectus, statement of additional information and undertakings; and such other limitations, policies and procedures as the Trustee: may impose from time to time in writing to the Adviser. Without limiting the generality of the foregoing, the Adviser shall: (i) furnish each Fund with advice and recommendations with respect to the investment of the Fund's assets and the purchase and sale of portfolio securities for the Fund, including the taking of such steps as may be necessary to implement such advice and recommendations (i.e., placing the orders); (ii) manage and oversee the investments of the Fund, subject to the ultimate supervision and direction of the Board; (iii) vote proxies for the Fund, file ownership reports under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Fund, and take other related actions on behalf of the Fund; (iv) furnish reports, statements and other data on securities, economic conditions and other matters related to the investment of the Fund's assets which the officers or Trustees of the Trust may reasonably request; and (v) render to the Trust's Board of Trustees such periodic and special reports with respect to the Fund's investment activities as the Board may reasonably request.

             The Adviser shall place orders for the purchase and sale of securities either directly with the issuer or with a broker or dealer selected by the Adviser. In placing each Fund's securities trades, it is recognized that the Adviser will give primary consideration to securing the most favorable price and efficient execution, so that each Fund's total cost or proceeds in each transaction will be the most favorable under all the circumstances. Within the framework of this policy, the Adviser may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser may be a party.

             It is also understood that it is desirable for the Funds that the Adviser have access to investment and market research and securities and economic analyses provided by brokers and others. It is also understood that brokers providing such services may execute brokerage transactions at a higher cost to the Funds than might result from the allocation of brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the purchase and sale of securities for the Funds may be made with brokers who provide such research and analysis, subject to review by the Board from time to time with respect to the extent and continuation of this practice to determine whether each Fund benefits, directly or indirectly, from such practice. It is understood by both parties that the Adviser may select broker-dealers for the execution of the Funds' portfolio transactions who provide research and analysis as the Adviser may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis may also be useful to the Adviser in connection with its services to other clients.

             On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of one or more of the Funds as well as of other clients, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients.

       4. The Adviser shall use its best judgment and efforts in rendering the advice and services to the Funds as contemplated by this Agreement.

       5. Each Fund will from time to time furnish to the Adviser detailed statements of its investments and assets, and information as to its investment objective and needs, and will make available to the Adviser such financial reports, proxy statements, legal and other information relating to each Fund's investments as may be in its possession or available to it, together with such other information as the Adviser may reasonably request.

       6. With respect to the operation of each Fund, and to the extent not paid or reimbursed through a plan adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act, the Adviser is responsible for (i) the compensation of any of the Trust's trustees, officers, and employees who are affiliates of the Adviser (but not the compensation of employees performing services in connection with expenses which are the Fund's responsibility under Subparagraph 7(b) below), (ii) the expenses of printing and distributing the Funds' prospectuses, statements of additional information, and sales and advertising materials (but not the legal, auditing or accounting fees attendant thereto) to prospective investors (but not to existing shareholders), and (iii) providing office space and equipment reasonably necessary for the operation of the Funds.

             Each Fund is responsible for and has assumed the obligation for payment of all of its expenses, other than as stated in Subparagraph 7(a) above, including but not limited to: fees and expenses incurred in connection with the issuance, registration and transfer of its shares; brokerage and commission expenses; all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Trust for the benefit of the Fund including the Fund's portion of all fees and expenses of the Trust's custodian, shareholder services agent and accounting services agent; interest charges on any borrowings; costs and expenses of pricing and calculating the Fund's daily net asset value and of maintaining its books of account required under the 1940 Act; taxes, if any; expenditures in connection with meetings of each Fund's shareholders and the Board that are payable by the Fund; the Fund's portion of salaries and expenses of officers of the Trust, including without limitation the Trust's Chief Compliance Officer (as agreed by the Board) and fees and expenses of members of the Board or members of any advisory board or committee who are not members of, affiliated with or interested persons of the Adviser; insurance premiums on property or personnel of each Fund which inure to its benefit, including liability and fidelity bond insurance; the cost of preparing and printing reports, proxy statements, prospectuses and statements of additional information of the Fund or other communications for distribution to existing shareholders; legal, auditing and accounting fees; trade association dues or educational program expenses determined appropriate by the Board; fees and expenses (including legal fees) of registering and maintaining registration of its shares for sale under federal and applicable state and foreign securities laws; all expenses of maintaining and servicing shareholder accounts, including all charges for transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Funds, if any; and all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed.

             The Adviser may voluntarily absorb certain Fund expenses or waive all or a portion of the Adviser's own advisory fee

             To the extent the Adviser incurs any costs by assuming expenses which are an obligation of a Fund as set forth herein, such Fund shall promptly reimburse the Adviser for such costs and expenses, except to the extent the Adviser has otherwise agreed to bear such expenses. To the extent the services for which a Fund is obligated to pay are performed by the Adviser, the Adviser shall be entitled to recover from such Fund to the extent of the Adviser's actual costs for providing such services. In determining the Adviser's actual costs, the Adviser may take into account an allocated portion of the salaries and overhead of personnel performing such services.

       7. Each Fund shall pay to the Adviser, and the Adviser agrees to accept, as full compensation for all investment management and advisory services furnished or provided to such Fund pursuant to this Agreement, a management fee at the annual rate set forth in the Fee Schedule attached hereto as Appendix A, as may be amended in writing from time to time by the Trust and the Adviser.

             The management fee shall be accrued daily by each Fund and paid to the Adviser on the first business day of the succeeding month.

             The initial fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated prior to the end of any month, the fee to the Adviser shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

             The Adviser may, but is not required to, waive all or a portion of its fees and/or reimburse the Funds for other expenses in order to reduce the operating expenses of the Funds. Any such reduction, reimbursement, waiver, or payment (collectively "subsidies") shall be applicable only to such specific subsidy and shall not constitute an agreement to continue such subsidy in the future. Any such subsidy will be agreed to prior to accrual of the related expense or fee and will be estimated daily and reconciled and paid on a monthly basis. The Adviser may also agree contractually to limit a Fund's operating expenses. To the extent such a voluntary or contractual expense limitation has been agreed to by the Adviser and such limit has been disclosed to shareholders of such Fund in a prospectus, the limit cannot be changed without first disclosing the change in an updated prospectus.

             The Adviser may seek reimbursement in a subsequent fiscal year of any subsidies made by the Adviser either voluntarily or pursuant to contract. The reimbursement of any subsidy must be approved by the Board and must be sought no later than the end of the third fiscal year following the year to which the subsidy relates. The Adviser may not request and receive reimbursement for any subsidies before payment of a Fund's ordinary operating expenses for the current year and cannot cause a Fund to exceed any agreed upon expense limitation for that year in making such reimbursement.

             The Adviser may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement prior to the time such compensation or reimbursement has accrued as a liability of the Fund. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the Adviser hereunder.

             During the period from and including __________, 2006 (the "Escrow Beginning Date") until the date of approval by shareholders of the Trust in conformity with the provisions of the 1940 Act, including, but not limited to,
Section 15(c) thereof and Rule 15a-4 promulgated thereunder (the "Escrow Termination Date"), any and all advisory fees or other compensation (the "Advisory Fees") earned under this Agreement shall be paid in accordance with this Section 7. From and including the Escrow Beginning Date to, but not including, the Escrow Termination Date, any and all Advisory Fees earned under the Agreement shall be paid into an interest bearing escrow account (the "Escrow Account") maintained by an unaffiliated financial institution (the "Escrow Agent") selected by the Adviser, subject to the approval of the Fund's Board. Pursuant to an agreement with the Escrow Agent, the Advisory Fees (including interest earned on such Advisory Fees) will be paid to the Adviser only if shareholders of the Trust approve the Advisory Agreement as revised by Rule 15a-4 under the 1940 Act. Further pursuant to the agreement, on the Escrow Termination Date, the Advisory Fees will be released by the Escrow Agent from the Escrow Account to the Adviser, only upon receipt by the Escrow Agent of a certificate from a duly authorized officer of the Trust stating that the Advisory Agreement has received the requisite shareholder vote. In the event that the requisite shareholder vote is not obtained and the Escrow Termination Date does not therefore occur, a duly authorized officer of the Trust shall execute and deliver to the Escrow Agent, not later than ___________, a certificate stating that the requisite shareholder vote has not been obtained and that the Advisory Fees (and interest) in the Escrow Account should be paid over to the Adviser; provided, however, that the Adviser shall not receive Advisory Fees (and interest) in an amount greater than the lesser of: (i) the compensation the Adviser would have received under the previous contract; and
(ii) the board of directors, including a majority of the directors who are not interested persons of the Fund, has voted in person to approve the interim contract before the previous contract is terminated.

       8. The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

       9. The Adviser agrees that neither it nor any of its officers or employees shall take any short position in the shares of the Funds. This prohibition shall not prevent the purchase of such shares by any of the officers or bona fide employees of the Adviser or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the 1940 Act.

       10. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Agreement and Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust and Funds.

       11. This Agreement shall be terminated upon the earlier of: (i) 150 days from the date of its execution or (ii) the execution of a new Advisory Agreement between the parties. In addition, this Agreement may be terminated with respect to the Trust (i) at any time, without the payment of any penalty, by vote of a majority of all the Board of the Investment Company or by "vote of a majority of the outstanding voting securities" of the Trust on 10 days written notice to the Adviser, or (ii) by the Adviser at any time, without the payment of any penalty, on 60 days written notice to the Trust or (iii) immediately, if, in the reasonable judgment of the Trust, that the Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Adviser or other circumstances that could adversely affect the Trust. This Agreement will automatically and immediately terminate in the event of its "assignment" or delegation by the Adviser of any of its responsibilities hereunder.

             Each Fund may use the names "Optimum Q" or any name derived from or using the name "Optimum Q" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect. Within sixty (60) days from such time as this Agreement shall no longer be in effect in respect of a Fund, the Fund shall cease to use such a name or any other name connected with the Adviser without the prior written consent of the Adviser.

       12. This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

       13. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the outstanding voting securities of each Fund.

       14. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security. Notwithstanding the foregoing, federal securities laws and certain state laws impose liabilities under certain circumstances on persons who have acted in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Trust, a Fund or any shareholder of a Fund may have under any federal securities law or state law.

             The  Funds shall indemnify and hold harmless the  Adviser  and  the directors, members, shareholders, officers and employees of the Adviser (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under this Agreement provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

             No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or director, member or officer of the Adviser, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

       15. The Trust's employment of the Adviser is not an exclusive arrangement, and the Trust may from time to time employ other individuals or entities to furnish it with the services provided for herein. If this Agreement is terminated with respect to any Fund, this Agreement shall remain in full force and effect with respect to all other Funds listed on Appendix A hereto, as the same may be amended. Likewise, the Adviser may act as investment adviser for any other person, and shall not in any way be limited or restricted from buying, selling or trading any securities for its or their own accounts or the accounts of others for whom it or they may be acting, provided, however, that the Adviser expressly represents that it will undertake no activities which will adversely affect the performance of its obligations to the Fund under this Agreement; and provided further that the Adviser will adhere to a code of ethics governing employee trading and trading for proprietary accounts that conforms to the requirements of the 1940 Act and the Advisers Act and has been approved by the Board.

       16. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund as defined in Section 2(a)(42) of the Act.

       17. The Adviser acknowledges that all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight. The Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Adviser to produce sales literature for the Trust (or any Fund). The Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

       18.   The  Manager  agrees  that  the  Trust's  obligations   under  this
Agreement shall be limited to the Funds and to their assets, and that the Manager shall not seek satisfaction of any such obligation from the shareholders of the Funds nor from any trustee, officer, employee or agent of the Trust or the Funds.

       19. The Trust and the Funds are hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of the Adviser and agree that the obligations assumed by the Adviser pursuant to this Contract shall be limited in any case to the Adviser and its assets and, except to the extent expressly permitted by the 1940 Act, as amended, the Trust and the Funds shall not seek satisfaction of any such obligation from the shareholders of the Adviser, the Trustees, officers, employees, or agents of the Adviser, or any of them.

       20. Adviser agrees to maintain the security and confidentiality of nonpublic personal information ("NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 C.F.R. Part 248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund(s), in each instance in furtherance of fulfilling Adviser's obligations under this Contract and consistent with the exceptions provided in 17 C.F.R. Sections 248.14, 248.15 and 248.13, respectively.

       21. Each party represents, warrants and agrees as follows: (a) this Contract constitutes an "interim contract" as that term is defined in Rule 15a-4(a)(2); (b) as contemplated in Section 11 above, the duration of this Contract be no greater than 150 days following the date on which the Previous Agreements terminated; (c) the compensation to be received under this Contract shall be no greater than the compensation Adviser would have received under the Previous Agreements; (d) as contemplated in Section 11 above, the Board of Trustees of the Trust, or a majority of the outstanding voting securities, may terminate the contract at any time, without the payment of any penalty, on not more than 10 calendar days' written notice to the Adviser; (e) as contemplated in Section 7 above, the compensation earned under this Contract will be held in an interest-bearing escrow account with the Trust's custodian or a bank; (f) as contemplated in Section 7 above, if a majority of outstanding voting securities approve a contract with Adviser by the end of the 150-day duration of this Contract, the amount in escrow (including interest earned) will be paid to the Adviser; (g) as contemplated in Section 7 above, if a majority of outstanding voting securities do not approve a contract with Adviser by the end of the 150-day duration of this Contract, the Adviser will be paid, out of the escrow account, the lessor of (i) any costs incurred in performing this Contract (plus interest earned on that amount while in escrow), or (ii) the total amount in the escrow account (plus interest earned).

       The Trust also represents, warrants and agrees that (a) the Board of Trustees of the Trust, including a majority of the trustees who are not interested persons of the Trust, have voted in person to approve this Contract before the Previous Agreements terminated; (b) the Board of Trustees of the Trust, including a majority of the directors who are not interested persons of the Trust, have determined that the scope and quality of services to be provided to the Trust under this Contract will be at least equivalent to the scope and quality of services provided under the Previous Agreements; (c) this Contract contains the same terms and conditions as the Previous Agreements, with the exception of its effective and termination dates, provisions governed by Rule 15a-4(b)(2)(i), (iv) and (vi), and any other differences in terms and conditions that the Board of Trustees of the Trust, including a majority of the directors who are not interested persons of the Trust, have found to be immaterial; and
(d) the Board of Trustees of the Trust satisfies the fund governance standards defined in Rule 0-1(a)(7) promulgated under the 1940 Act.

       22. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

       23. This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.





MDT Funds                            Page 1

                                   EXHIBIT A
                                     TO THE
                      INTERIM INVESTMENT ADVISORY CONTRACT

                                  FEE SCHEDULE

 Name of Fund                    Applicable Fee Effective Date
 MDT Balanced Fund               0.75%
 MDT Small Cap Value Fund        1.25%
 MDT Small Cap Growth Fund       1.25%
 MDT Small Cap Core Fund         1.25%
 MDT Mid Cap Growth Fund         0.90%
 MDT Large Cap Growth Fund       0.75%
 MDT Tax-Aware All Cap Core Fund 1.00%
 MDT All Cap Core Fund           0.75%
 MDT Capital Conservation Fund   0.40%

Witness the due execution hereof this ___ day of ___________, 2006.



                                        MDT FUNDS,
                                        ON   BEHALF   OF   EACH  OF  ITS  SERIES
                                        IDENTIFIED ABOVE




                                        By:
                                        Name:
                                        Title:



                                        MDTA LLC



                                        By:
                                        Name:
                                        Title:







MDT Funds                            Page 1